FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Third Quarter 2024 Financial Results

-- Conference call today at 4:30 p.m. ET --

PARSIPPANY, NJ, November 6, 2024 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in the delivery of innovative, non-opioid pain therapies, today reported financial results for the third quarter of 2024.
Third Quarter 2024 Financial Highlights
•Total revenues of $168.6 million
•Net product sales of $132.0 million for EXPAREL, $28.4 million for ZILRETTA, and $5.7 million for iovera°
•Net loss of $143.5 million, or $3.11 per share (basic and diluted)
•Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $54.7 million
See “Non-GAAP Financial Information” below.
“2024 continues to be highlighted by important progress across both our clinical pipeline and commercial portfolio of best-in-class opioid-sparing products that delivered solid third quarter sales,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “Looking at the remainder of the year, we intend to build on this momentum by advancing our strategy for long-term growth and value creation, which includes investing in a best-practice commercial organization and innovative pipeline of potentially transformational assets, such as PCRX-201.”

“The work we have completed this year positions us to enter 2025 from a new place of focus, commitment, and strategic strength. We are confident the investments we are making will support and expand our leadership in non-opioid pain management and ensure we are positioned for sustainable success,” continued Mr. Lee.
Recent Business Highlights
•Final CMS Rule Issued for EXPAREL and iovera° in Outpatient Settings. In November 2024, the CMS issued its final Medicare Hospital Outpatient Prospective Payment System (OPPS) and Medicare Ambulatory Surgical Center (ASC) Payment System rule for 2025, which implements the Non-Opioids Prevent Addiction in the Nation (NOPAIN) Act that mandates separate Medicare payment for qualifying non-opioid drugs and devices. In the final rule, CMS confirmed that both EXPAREL and iovera° qualify as eligible non-opioid pain management products under the NOPAIN Act. Hospital outpatient departments

(HOPDs) and ASCs that use these products will receive additional Medicare reimbursement beginning January 1, 2025.

•Shawn Cross Appointed as Chief Financial Officer. In October 2024, the company appointed Shawn Cross as Chief Financial Officer. Mr. Cross brings more than 25 years of experience as a biotechnology executive, board member and investment banker. Most recently, Mr. Cross served in executive positions of increasing responsibility at Applied Molecular Transport, Inc. (AMT) where he was ultimately named Chief Executive Officer to lead the company’s merger with Cyclo Therapeutics, Inc., where he currently serves on the Board of Directors. His biopharmaceutical investment banking career includes senior leadership roles at JMP Securities, Inc., Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC.

•New Product-Specific J-Code for EXPAREL. In October 2024, the company announced that the Centers for Medicare and Medicaid Services (CMS) established a permanent product-specific Healthcare Common Procedure Coding System (HCPCS) J-code for EXPAREL. The new J-code for EXPAREL, J0666, becomes effective January 1, 2025, and will supersede the current C-code (C9290), which has been in place since 2019. In addition to the separate CMS reimbursement EXPAREL will receive in outpatient settings with the implementation of NOPAIN in January 2025, this new J-code will also provide reimbursement when EXPAREL is used in the office setting and for office-based surgeries.

•Presentation of Two-year Safety and Efficacy Data Following Local Administration of PCRX-201 for Moderate to Severe Osteoarthritis of the Knee. In September 2024, Pacira announced the upcoming presentation of new data in support of its gene therapy candidate, PCRX-201. The data will be presented at the American College of Rheumatology's annual ACR Converge meeting, being held in Washington, D.C. The data will be presented on Sunday, November 17 in a poster session taking place from 10:30AM to 12:30PM ET by Stanley Cohen, MD, a board-certified rheumatologist and Co-Medical Director of the Metroplex Clinical Research Center in Dallas, TX.
Third Quarter 2024 Financial Results
•Total revenues were $168.6 million in the third quarter of 2024, versus $163.9 million reported for the third quarter of 2023.
•EXPAREL net product sales were $132.0 million in the third quarter of 2024, versus $128.7 million reported for the third quarter of 2023. Third quarter volume growth of 3 percent and a net price increase of 1 percent was partially offset by a shift in vial mix. There were the same number of selling days in the third quarters of 2024 and 2023.
•ZILRETTA net product sales were $28.4 million in the third quarter of 2024, versus $28.8 million reported for the third quarter of 2023.
•Third quarter 2024 iovera° net product sales were $5.7 million, versus $5.3 million reported for the third quarter of 2023.
•Sales of bupivacaine liposome injectable suspension to third-party licensees were $1.6 million in the third quarter of 2024, versus $0.9 million reported for the third quarter of 2023.

•Total operating expenses were $308.1 million in the third quarter of 2024, compared to $146.2 million in the third quarter of 2023. The third quarter of 2024 includes a goodwill impairment of $163.2 million based upon an assessment that the fair value of goodwill is less than its carrying value.
•Research and development (R&D) expenses were $19.1 million in the third quarter of 2024, compared to $20.8 million in the third quarter of 2023. R&D expenses included $7.2 million and $9.4 million of product development and manufacturing capacity expansion costs in the third quarters of 2024 and 2023, respectively.
•Selling, general and administrative (SG&A) expenses were $74.3 million in the third quarter of 2024, compared to $67.9 million in the third quarter of 2023.
•GAAP net loss was $143.5 million, or $3.11 per share (basic and diluted) in the third quarter of 2024, compared to GAAP net income of $10.9 million, or $0.23 per share (basic and diluted) in the third quarter of 2023. Included in GAAP net loss in the third quarter of 2024 was a $163.2 million impairment of goodwill based upon an assessment that the fair value of goodwill is less than its carrying value.
•Non-GAAP net income was $38.2 million, or $0.83 per share (basic) and $0.79 per share (diluted) in the third quarter of 2024, compared to $36.6 million, or $0.79 per share (basic) and $0.72 per share (diluted), in the third quarter of 2023.
•Adjusted EBITDA was $54.7 million in the third quarter of 2024, compared to $52.9 million in the third quarter of 2023.
•Pacira ended the third quarter of 2024 with cash, cash equivalents and available-for-sale investments (“cash”) of $453.8 million. Cash provided by operations was $53.9 million in the third quarter of 2024, compared to $44.4 million in the third quarter of 2023.
•Pacira had 46.1 million basic and diluted weighted average shares of common stock outstanding in the third quarter of 2024.
•For non-GAAP measures, Pacira had 49.0 million diluted weighted average shares of common stock outstanding in the third quarter of 2024.
See “Non-GAAP Financial Information” below.
2024 Financial Guidance
Today the company is reiterating its full-year 2024 financial guidance as follows:
•Total revenue of $680 million to $705 million;
•Non-GAAP gross margin of 74% to 76%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $245 million to $265 million; and
•Stock-based compensation of $50 million to $55 million.
See “Non-GAAP Financial Information” below.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Wednesday, November 6, 2024, at 4:30 p.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.
Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP goodwill impairment, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2024 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the company’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)
Pacira today announced the granting of inducement awards on November 4, 2024 to 11 new employees under Pacira’s Amended and Restated 2014 Inducement Plan as a material inducement to each employee's entry into employment with the company. In accordance with Nasdaq Listing Rule 5635(c)(4), the awards were approved by the Compensation Committee of the Board of Directors.

4 employees received stock options to purchase an aggregate of 19,200 shares of Pacira common stock and 11 employees received restricted stock units for an aggregate of 36,000 shares of Pacira common stock.

The stock options have a 10-year term and a four-year vesting schedule with 25 percent of the underlying shares vesting on the first anniversary of the recipient’s first day of employment and in successive equal quarterly installments over the 36 months thereafter. The stock options have an exercise price of $16.45 per share, the closing trading price of Pacira common stock on the Nasdaq Global Select Market on the date of grant. Each restricted stock unit represents the contingent right to receive one share of Pacira common stock and the restricted stock unit awards vest annually in four equal installments beginning on the first anniversary of November 1, 2024.

Vesting of the equity awards is subject to the employee’s continued employment with Pacira. Each equity award is also subject to the terms and conditions of an award agreement.

About Pacira
Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing the development of PCRX-201, a novel locally administered gene therapy with the potential to treat large prevalent diseases like osteoarthritis. To learn more about Pacira, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated to produce postsurgical local analgesia via infiltration in patients aged 6 years and older, and postsurgical regional analgesia via an interscalene brachial plexus block in adults, a sciatic nerve block in the popliteal fossa in adults, and an adductor canal block in adults. The safety and effectiveness of EXPAREL have not been established to produce postsurgical regional analgesia via other nerve blocks besides an interscalene brachial plexus nerve block, a sciatic nerve block in the popliteal fossa, or an adductor canal block. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Indication and Select Important Safety Information for iovera°®

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements
Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our future outlook, our intellectual property and patent terms, our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, development of products, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the integration of our new chief executive officer; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the Company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Sara Marino, (973) 370-5430 sara.marino@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$245,965	$153,298
Short-term available-for-sale investments	207,845	125,283
Accounts receivable, net	100,653	105,556
Inventories, net	111,865	104,353
Prepaid expenses and other current assets	23,641	21,504
Total current assets	689,969	509,994
Noncurrent available-for-sale investments	—	2,410
Fixed assets, net	166,852	173,927
Right-of-use assets, net	53,830	61,020
Goodwill	—	163,243
Intangible assets, net	440,292	483,258
Deferred tax assets	134,022	144,485
Investments and other assets	36,726	36,049
Total assets	$1,521,691	$1,574,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,367	$15,698
Accrued expenses	76,377	64,243
Lease liabilities	9,191	8,801
Current portion of convertible senior notes, net	201,466	8,641
Total current liabilities	306,401	97,383
Convertible senior notes, net	278,867	398,594
Long-term debt, net	107,024	115,202
Lease liabilities	47,875	54,806
Contingent consideration	19,157	24,698
Other liabilities	12,784	13,573
Total stockholders’ equity	749,583	870,130
Total liabilities and stockholders’ equity	$1,521,691	$1,574,386

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net product sales:
EXPAREL	$132,004	$128,667	$401,286	$394,202
ZILRETTA	28,420	28,798	84,966	82,393
iovera°	5,655	5,260	16,359	13,645
Bupivacaine liposome injectable suspension	1,643	858	7,322	2,241
Total net product sales	167,722	163,583	509,933	492,481
Royalty revenue	851	343	3,780	1,253
Total revenues	168,573	163,926	513,713	493,734
Operating expenses:
Cost of goods sold	38,864	39,750	130,542	136,977
Research and development	19,104	20,830	57,680	56,794
Selling, general and administrative	74,333	67,947	214,485	203,640
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
Goodwill impairment	163,243	—	163,243	—
Contingent consideration (gains) charges, restructuring charges and other	(1,766)	3,356	2,872	(1,150)
Total operating expenses	308,100	146,205	611,788	439,227
(Loss) income from operations	(139,527)	17,721	(98,075)	54,507
Other income (expense):
Interest income	5,482	2,766	14,134	8,019
Interest expense	(4,689)	(3,464)	(11,889)	(16,918)
Gain (loss) on early extinguishment of debt	—	—	7,518	(16,926)
Other, net	(122)	(422)	(320)	(701)
Total other income (expense), net	671	(1,120)	9,443	(26,526)
(Loss) income before income taxes	(138,856)	16,601	(88,632)	27,981
Income tax expense	(4,610)	(5,743)	(26,969)	(10,896)
Net (loss) income	$(143,466)	$10,858	$(115,601)	$17,085

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(3.11)	$0.23	$(2.50)	$0.37
Weighted average common shares outstanding:
Basic	46,134	46,416	46,269	46,151
Diluted	46,134	52,067	46,269	46,343

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP net (loss) income	$(143,466)	$10,858	$(115,601)	$17,085

Non-GAAP adjustments:
Contingent consideration (gains) charges, restructuring charges and other:
Changes in the fair value of contingent consideration	(3,244)	2,793	(5,541)	(3,847)
Restructuring charges (1) (2)	403	173	4,207	1,109
Acquisition-related expenses (3)	285	390	689	1,588
Goodwill impairment (4)	163,243	—	163,243	—
Step-up of acquired Flexion Therapeutics, Inc. fixed assets and inventory to fair value and other	—	1,318	—	5,152
Stock-based compensation	13,230	12,530	38,905	35,475
Chief Executive Officer transition costs (5)	174	—	745	—
(Gain) loss on early extinguishment of debt	—	—	(7,518)	16,926
Amortization of debt discount	23	25	70	728
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
Tax impact of non-GAAP adjustments (6)	(6,813)	(5,778)	(8,703)	(20,249)
Total non-GAAP adjustments	181,623	25,773	229,063	79,848

Non-GAAP net income	$38,157	$36,631	$113,462	$96,933

GAAP basic and diluted net (loss) income per common share	$(3.11)	$0.23	$(2.50)	$0.37

GAAP net (loss) income used for basic earnings per common share	$(143,466)	$10,858	$(115,601)	$17,085
Interest expense on convertible senior notes, net of tax	—	1,029	—	—
GAAP net (loss) income used for diluted earnings per common share	$(143,466)	$11,887	$(115,601)	$17,085

Non-GAAP basic net income per common share	$0.83	$0.79	$2.45	$2.10
Non-GAAP diluted net income per common share	$0.79	$0.72	$2.29	$1.93

Non-GAAP net income	$38,157	$36,631	$113,462	$96,933
Interest expense on convertible senior notes, net of tax (7)	518	1,029	2,308	3,086
Non-GAAP net income used for diluted earnings per common share (7)	$38,675	$37,660	$115,770	$100,019

Weighted average common shares outstanding - basic	46,134	46,416	46,269	46,151
Weighted average common shares outstanding - diluted	46,134	52,067	46,269	46,343
Non-GAAP weighted average common shares outstanding - basic	46,134	46,416	46,269	46,151
Non-GAAP weighted average common shares outstanding - diluted (7)	48,971	52,067	50,568	51,951

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (unaudited)
(1) In February 2024, the Company initiated a restructuring plan to ensure it is well positioned for long-term growth. The restructuring plan includes: (i) reshaping the Company’s executive team; (ii) reallocating efforts and resources from the Company’s ex-U.S. and certain early-stage development programs to its commercial portfolio in the U.S. market; and (iii) reprioritizing investments to focus on commercial readiness for the implementation of separate Medicare reimbursement for EXPAREL at average sales price plus 6 percent in outpatient settings beginning in January 2025 and broader commercial initiatives in key areas, such as strategic national accounts, marketing and market access and reimbursement. The charges related to employee termination benefits, severance, and, to a lesser extent, other employment-related termination costs.

(2) Approximately $0.8 million and $3.5 million of restructuring charges were excluded from this line item as they are included in the stock-based compensation line item for the three and nine months ended September 30, 2024, respectively.

(3) Acquisition-related expenses related to vacant and underutilized leases assumed from the acquisition of Flexion Therapeutics, Inc. (“Flexion”).
(4) During the three months ended September 30, 2024, the United States Food and Drug Administration approved a generic competitor to EXPAREL and a U.S. District Court ruled that one of our patents was not valid. Due to these events and a subsequent decrease in our common stock price, it was determined these qualitative factors indicated it was more likely than not that the fair value of goodwill may be less than its carrying value. Accordingly, we performed a quantitative assessment through a discounted cash flow model (or income approach), which resulted in the carrying value of the Company exceeding its fair value by more than the goodwill balance. As a result, the goodwill balance of $163.2 million was fully impaired during the three months ended September 30, 2024.

(5) The Company appointed a new chief executive officer (“CEO”) effective January 2, 2024. CEO transition costs include compensation costs related to the transition of the former CEO who remains an advisor to the Company in a consulting capacity.

(6) The tax impact of non-GAAP adjustments is computed by: (i) applying the statutory tax rate to the income or expense adjusted items; (ii) applying a zero-tax rate to adjusted items where a valuation allowance exists; and (iii) excluding discrete tax benefits and expenses, primarily associated with tax deductible and non-deductible stock-based compensation.
For the three and nine months ended September 30, 2024, the GAAP effective income tax rates were approximately (3)% and (30)%, respectively, and the non-GAAP effective income tax rates for the three and nine months ended September 30, 2024 were approximately 23% and 24%, respectively, with the difference from GAAP primarily related to the impact of excluding discrete tax expense related to non-deductible goodwill impairment charges. The nine months ended September 30, 2024 also reflected a difference from GAAP related to excluding discrete tax expense for non-deductible stock-based compensation, mainly related to expired stock options.
For the three and nine months ended September 30, 2023, the GAAP effective income tax rates were approximately 35% and 39%, respectively, and the non-GAAP effective income tax rates for both periods was approximately 24%, with the difference from GAAP primarily due to the impact of excluding discrete tax expenses associated with non-deductible stock-based compensation and tax expenses related to executive compensation.

(7) For the three months ended September 30, 2023, there were no non-GAAP adjustments when calculating the diluted weighted average common shares outstanding or the interest expense add back under the “if-converted” method.
For the three and nine months ended September 30, 2024 and the nine months ended September 30, 2023, the 0.75% convertible senior notes due 2025, or 2025 Notes, were excluded from diluted net income per common share on a GAAP basis as the impact would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the three and nine months ended September 30, 2024 and the nine months ended September 30, 2023, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2025 Notes as if they converted on the first day of the period presented, which resulted in an additional 2.8 million, 4.2 million and 5.6 million common shares, respectively, upon an assumed conversion and added back $0.5 million, $2.3 million and $3.1 million of interest expense, net of tax, to non-GAAP net income. The Company has the option to settle its 2025 Notes in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands, except percentages) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cost of goods sold reconciliation:
GAAP cost of goods sold	$38,864	$39,750	$130,542	$136,977
Step-up of acquired Flexion fixed assets and inventory to fair value and other	—	(1,318)	—	(5,152)
Stock-based compensation	(1,509)	(1,272)	(3,896)	(4,432)
Non-GAAP cost of goods sold	$37,355	$37,160	$126,646	$127,393

Gross margin reconciliation:
Total revenues	$168,573	$163,926	$513,713	$493,734
GAAP gross margin	$129,709	$124,176	$383,171	$356,757
GAAP gross margin percentage	77%	76%	75%	72%
Adjustments to GAAP gross margin:
Step-up of acquired Flexion fixed assets and inventory to fair value and other	—	1,318	—	5,152
Stock-based compensation	1,509	1,272	3,896	4,432
Non-GAAP gross margin	$131,218	$126,766	$387,067	$366,341
Non-GAAP gross margin percentage	78%	77%	75%	74%

Research and development reconciliation:
GAAP research and development	$19,104	$20,830	$57,680	$56,794
Stock-based compensation	(1,794)	(2,220)	(5,522)	(5,817)
Non-GAAP research and development	$17,310	$18,610	$52,158	$50,977

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$74,333	$67,947	$214,485	$203,640
CEO transition costs	(174)	—	(745)	—
Stock-based compensation	(9,137)	(9,038)	(25,970)	(25,226)
Non-GAAP selling, general and administrative	$65,022	$58,909	$187,770	$178,414

Weighted average common shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	46,134	52,067	46,269	46,343
Dilutive common shares associated with the 2025 Notes (1)	2,821	—	4,184	5,608
Dilutive common shares associated with stock options, restricted stock units and employee stock purchase plan	16	—	115	—
Non-GAAP weighted average common shares outstanding - diluted	48,971	52,067	50,568	51,951

(1) For the three and nine months ended September 30, 2024 and the nine months ended September 30, 2023, potential common shares of the 2025 Notes were excluded from diluted net (loss) income per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP net (loss) income	$(143,466)	$10,858	$(115,601)	$17,085

Interest income	(5,482)	(2,766)	(14,134)	(8,019)
Interest expense (1)	4,689	3,464	11,889	16,918
Income tax expense	4,610	5,743	26,969	10,896
Depreciation expense	5,931	4,111	14,576	14,123
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
EBITDA	(119,396)	35,732	(33,335)	93,969

Other adjustments:
Contingent consideration (gains) charges, restructuring charges and other:
Changes in the fair value of contingent consideration	(3,244)	2,793	(5,541)	(3,847)
Restructuring charges (2)	403	173	4,207	1,109
Acquisition-related expenses	285	390	689	1,588
Goodwill impairment	163,243	—	163,243	—
Step-up of acquired Flexion inventory to fair value and other	—	1,318	—	3,884
Stock-based compensation	13,230	12,530	38,905	35,475
CEO transition costs	174	—	745	—
(Gain) loss on early extinguishment of debt	—	—	(7,518)	16,926
Adjusted EBITDA	$54,695	$52,936	$161,395	$149,104
(1) Includes amortization of debt discount and debt issuance costs.
(2) Approximately $0.8 million and $3.5 million of restructuring charges were excluded from this line item as they are included in the stock-based compensation line item for the three and nine months ended September 30, 2024, respectively.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2024 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Financial Guidance	GAAP	Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP
Total revenues	$680 to $705	—	$680 to $705
Gross margin	73% to 75%	Approximately 1%	74% to 76%
Research and development expense	$78 to $90	$8 to $10	$70 to $80
Selling, general and administrative expense	$280 to $310	$35 to $45	$245 to $265
Stock-based compensation	$50 to $55	—	—
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation.